Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into this Registration Statement on Form F-3 of CEMEX, S.A. de C.V., of our report dated September 5, 2005 relating to the consolidated financial statements of RMC Group Limited as of December 31, 2004 and 2003 and for the three years ended December 31, 2004, which report appears in the Report on Form 6-K of CEMEX, S.A. de C.V., filed with the Securities and Exchange Commission on September 19, 2005.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London, England
September 27, 2005